EXHIBIT 31.4

Certification of Principal Financial Officer Pursuant to

Securities Exchange Act Rule 13a-14(a),

as Adopted Pursuant to

Section 302 of the Sarbanes-Oxley Act of 2002

I, Andrew Sims, certify that:

1.	I have reviewed this amendment no. 1 to the quarterly report on Form 10-Q/A of Plus Therapeutics, Inc.; and
2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: July 6, 2021
/s/ Andrew Sims
Andrew Sims
Chief Financial Officer